                                  Exhibit 12.1

           Western Wireless Corporation and Consolidated Subsidiaries
                Computation of Ratio of Earnings to Fixed Charges
                          (Dollar amounts in thousands)




                                                        YEAR ENDED DECEMBER 31,
                             -----------------------------------------------------------------------------
                               1997             1996              1995            1994             1993
                             ---------        ---------        ---------        ---------        ---------
Income (loss) before
extraordinary items          $(265,534)       $(130,105)       $ (49,309)       $ (25,960)       $   3,329
Add:
  Interest and
    financing expense           95,612           43,174           25,428           10,659            2,242
  Amortization of
    deferred
    financing costs              3,350            1,975            1,345              458              195
  Portion of rents
    representative of
    the interest factor          9,326            4,740            1,600              733              300
                             ---------        ---------        ---------        ---------        ---------
Income (loss), as
  adjusted                   $(157,246)       $ (80,216)       $ (20,936)       $ (14,110)       $   6,066
                             =========        =========        =========        =========        =========

Fixed charges:
  Interest and
    financing expense        $  95,612        $  43,174        $  25,428        $  10,659        $   2,242
  Amortization of
    deferred
    financing costs              3,350            1,975            1,345              458              195
  Capitalized interest           3,993            5,190              404             --               --
  Portion of rents
    representative of
    the interest factor          9,326            4,740            1,600              733              300
                             ---------        ---------        ---------        ---------        ---------
Fixed charges                $ 112,281        $  55,079        $  28,777        $  11,850        $   2,737
                             =========        =========        =========        =========        =========

                              Earnings         Earnings         Earnings        Earnings
Ratio of earnings to            are              are              are              are
  fixed charges.......       inadequate       inadequate       inadequate       inadequate            2.22
                             ---------        ---------        ---------        ---------        ---------
Deficiency of.........        $269,527         $135,295         $ 49,713         $ 25,960              N/A
                             =========        =========        =========        =========